                             STOCK OPTION AGREEMENT

                          (NON-STATUTORY STOCK OPTION)



         This STOCK OPTION AGREEMENT (this "Option Agreement") is made and entered into on the date set forth on the signature page hereof, by and between AAMES FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and DAVID SKLAR ("Optionee").

         Pursuant to the Employment Agreement dated May 12, 1997 between Optionee and the Company (the "Employment Agreement"), the Board of Directors of the Company (the "Board") has authorized the grant to Optionee of a non-statutory stock option to purchase shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), upon the terms and subject to the conditions set forth in this Agreement.

         The Company and Optionee agree as follows:

         1.      GRANT OF OPTION.          The Company hereby grants to
Optionee the right and option (the "Option"), upon the terms and subject to the conditions set forth in this Agreement, to purchase up to 84,000 shares of the Common Stock (the "Shares"), at an Option Exercise Price (the "Exercise Price") of $12.00.

         2.      TERM OF OPTION.           The Option shall terminate and
expire on the date (the "Option Expiration Date") which is ten years from the date of this Option Agreement, unless sooner terminated as provided herein.

         3.      INSTALLMENTS.

                 (a) Subject to the provisions of Paragraphs 3(b) and 7 of this Option Agreement, the Option shall become exercisable in installments as follows: 20% on May 12, 1997 and 20% on each anniversary thereof. Each installment shall include the number of Shares, and shall become exercisable (in whole or in part) upon and after the dates, set forth in this Paragraph 3(a). The installments shall be cumulative, i.e., the Option may be exercised, as to any or all Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option.

                 (b) Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.

         4.      EXERCISE OF OPTION.

         There is no obligation to exercise the Option, in whole or in part. The Option may be exercised, in whole or in part, only by delivery to the Company of:
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                 (a)      written notice of exercise in form and substance
identical to Exhibit "A" attached to this Option Agreement stating the number of shares of Common Stock then being purchased (the "Purchased Shares"); and

                 (b) payment of the Exercise Price of the Purchased Shares, either in cash, by check, or by transfer to the Company of issued and outstanding shares of Common Stock, or by any combination of the above methods of payment. Payment of the Exercise Price may also be made by having shares withheld from the total number of shares of Common Stock to be delivered upon exercise or by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the Exercise Price. If payment is made, in whole or in part, by transfer to the Company of issued and outstanding shares of Common Stock, the value of such shares shall be determined as follows: (i) if, at the time of payment, the Common Stock is traded on the Nasdaq National Market or any national or regional stock exchange, the value of each share shall be the closing sale price of a share of Common Stock on the business day immediately preceding the payment or, if no sale was made on that date, on the most recent date when such a sale was made, as reported on the composite tape for securities transactions or similar source for reporting sales of the Common Stock; (ii) if, at the time of payment, quotations with respect to the Common Stock are made on Nasdaq, the value of each share shall be the average of the closing bid and asked quotations of a share of Common Stock on the business day immediately preceding the payment or, if no quotations were made on that date, on the most recent date when such quotations were made; or (iii) if, at the time of payment, neither (i) nor (ii) above is applicable, the value of each share shall be the fair market value of each share, as determined by the Compensation Committee of the Board (the "Committee").

         Following receipt of the notice and payment referred to above, the Company shall issue and deliver to Optionee a stock certificate or stock certificates evidencing the Purchased Shares; provided, however, that the Company shall not be obligated to issue a fraction or fractions of a share of its Common Stock, and may pay to Optionee, in cash or by check, the fair market value of any fraction or fractions of a share exercised by Optionee, which fair market value shall be determined as set forth in the preceding paragraph.

         5.      RESTRICTIONS ON PURCHASED SHARES.

         Optionee shall not sell, transfer (with or without consideration), assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Purchased Shares unless and until all of the following have occurred:

                 (a) The Purchased Shares are disposed of pursuant to and in conformity with an effective registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), or the proposed disposition will not result in a violation of the securities laws of any state of the United States; and

                 (b) If requested by the Company, Optionee shall, prior to the transfer of such Purchased Shares, deliver to the Company a written opinion of counsel, satisfactory to the Company and its counsel, that the proposed disposition will comply with the
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requirements set forth in clause (a) above, in which case, the Company shall bear all reasonable costs of such counsel in preparing such opinion.

         Any attempted Transfer which is not in full compliance with this Paragraph 5 shall be null and void ab initio, and of no force or effect.

         6.      TERMINATION OF EMPLOYMENT.

                 (a) If Optionee shall cease to be a Director of the Company, or to be in the employ of, or a consultant to the Company, any subsidiary or any parent for any reason other than Optionee's death, permanent disability, or retirement, Optionee shall have the right to exercise the Option at any time within 30 days after the date Optionee ceased to be a Director of the Company, or to be employed by, or to be a consultant to the Company, and prior to the date of termination of the Option under Paragraph 2 of this Option Agreement, with respect to all Shares with respect to which the Option was exercisable at the date Optionee's employment or engagement terminated as to which the Option had not previously been exercised; and to the extent unexercised at the end of this period, the Option shall terminate. The Committee, in its sole and absolute discretion, shall determine whether or not authorized leaves of absence shall constitute termination of employment for purposes of this Option Agreement.

                 (b) Subject to the right of the Board to terminate this Option as set forth in Subparagraph (f) hereof, if Optionee's employment or engagement as a consultant shall be terminated for "Cause" (as defined in the Employment Agreement) by the Company, any subsidiary or any parent, Optionee shall have the right to exercise the Option at any time within 30 days after such termination, and prior to the date of termination of the Option under Paragraph 2 of this Option Agreement, with respect to all Shares with respect to which the Option was exercisable at the date of such termination as to which the Option had not previously been exercised.

                 (c) If Optionee shall cease to be a Director of the Company, or to be in the employ of, or a consultant to the Company, any subsidiary or any parent by reason of Optionee's death, "Disability" (as defined in the Employment Agreement), or retirement (a "Special Terminating Event"), then Optionee, Optionee's executors or administrators or any person or persons acquiring the Option directly from Optionee by bequest or inheritance, shall have the right to exercise the Option with respect to all Shares with respect to which the Option was exercisable at the date of such Special Terminating Event at any time within one year after such Special Terminating Event, but not later than the Option Expiration Date; to the extent the Option is unexercised at the end of that period, the Option will terminate.

         7.      ADJUSTMENTS UPON CERTAIN CHANGES.

         Subject to any required action by the stockholders of the Company:

                 (a) If outstanding shares of the Common Stock shall be subdivided into a greater number of shares of the Common Stock, or a dividend in Shares of Common Stock or other securities of the Company convertible into or exchangeable for shares of the Common Stock (in which latter event the number of shares of Common Stock issuable upon the conversion or exchange of such securities shall be deemed to have been distributed) shall be paid in respect of the shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                 (b) In the event the Company at any time, or from time to time, shall make or issue, or fix a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock then and in each such event, provision shall be made so that the holder of the Option shall receive upon exercise thereof, in addition to the number of shares receivable thereupon, the amount of securities of the Company which he or she would have received had his or her Option been exercised on the date of such event and had thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by him or her as aforesaid during such period, giving application to all adjustments called for during such period under this Paragraph 7 with respect to the rights of the holder of the Option.

                 (c) When any adjustment is required to be made in the Exercise Price, the number of Shares purchasable upon the exercise of the Option shall be adjusted to that number of Shares determined by (i) multiplying an amount equal to the number of Shares purchasable on the exercise of the Option immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment, and then (ii) dividing that product by the Exercise Price in effect immediately after such adjustment.

                 (d) The terms and conditions under which the Option may be exercised in the event of a "Change in Control" (as defined in the Employment Agreement) shall be governed by Sections 6 and 7 of the Employment Agreement.

                 (e) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, and its determination shall be final, binding and conclusive.

                 (f) The provisions of this Paragraph 7 are intended to be exclusive, and Optionee shall have no other rights upon the occurrence of any of the events described in this Paragraph 7, except as set forth in the Employment Agreement.

                 (g) The grant of the Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure, or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
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         8.      WAIVER OF RIGHTS TO PURCHASE STOCK.

         By signing this Agreement, Optionee acknowledges and agrees that neither the Company nor any other person or entity is under any oral obligation to sell or transfer to Optionee any option or equity security of the Company. By signing this Agreement, Optionee specifically waives all rights which Optionee may have had prior to the date of this Agreement under any oral agreement or promise by the Company to receive any option or equity security of the Company.

         9.      LEGEND ON STOCK CERTIFICATES.

         Optionee agrees that the Company may place on each certificate representing the Purchased Shares the following legend:

                 THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), HAVE BEEN TAKEN FOR INVESTMENT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER.

         10.     NO RIGHTS AS STOCKHOLDER.

         Optionee shall have no rights as a stockholder with respect to the Shares until the date of the issuance to Optionee of a stock certificate or stock certificates evidencing such Shares. Except as may be provided in Paragraph 7 of this Option Agreement, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

         11.     MODIFICATION.

         Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised).

         12.     WITHHOLDING.

                 (a) The Company shall be entitled to require as a condition of delivery of any Purchased Shares upon exercise of any Option that the Optionee agree to remit, at the time of such delivery or at such later date as the Company may determine, an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto, and Optionee agrees to take such other action required by the Company to satisfy such withholding requirements.

                 (b) With the consent of the Committee, and in accordance with any rules and procedures from time to time adopted by the Committee, Optionee may elect to satisfy
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his or her obligations under Paragraph 12(a) above by (i) directing the Company to withhold a portion of the Shares otherwise deliverable (or to tender back to the Company a portion of the Shares issued; or (ii) tendering other shares of the Common Stock of the Company which are already owned by Optionee which in all cases have a fair market value (as determined in accordance with the provisions of Paragraph 4(b) hereof) on the date as of which the amount of tax to be withheld is determined (the "Tax Date") equal to the amount of taxes to be paid by such method.

                 (c) To exercise a Withholding Right, the Optionee must follow the election procedures set forth below, together with such additional procedures and conditions set forth in this Option Agreement or otherwise adopted by the Committee:

                          (A)     the Optionee must deliver to the Company his
or her written notice of election (the "Election") and specify whether all or a stated percentage of the applicable taxes will be paid in accordance with Paragraph 12(b) above and whether the amount so paid shall be made in accordance with the "flat" withholding rates for supplemental wages or as determined in accordance with Optionee's form W-4 (or comparable state or local form);

                          (B)     unless disapproved by the Committee as
provided in Subparagraph (C) below, the Election once made will be irrevocable; and

                          (C)     no Election is valid unless the Committee has
the right and power, in its sole discretion, with or without cause or reason therefor, to consent to the Election, to refuse to consent to the Election, or to disapprove the Election; and if the Committee has not consented to the Election on or prior to the Tax Date, the Election will be deemed approved.

         13.     CHARACTER OF OPTION.

         The Option is intended to constitute a non-statutory stock option under the Plan and does not constitute an "incentive stock option" as that term is defined in Section 422 of the Code.

         14.     GENERAL PROVISIONS.

                 (a) FURTHER ASSURANCES. Optionee shall promptly take all actions and execute all documents requested by the Company which the Company deems to be reasonably necessary to effectuate the terms and intent of this Option Agreement.
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                 (b)      NOTICES. All notices, requests, demands and other
communications under this Option Agreement shall be in writing and shall be given to the parties hereto as follows:

                                 (i)      If to the Company, to:


                                          AAMES FINANCIAL CORPORATION
                                          350 South Grand Avenue
                                          Los Angeles, California 90071

                                 (ii)     If to Optionee, to the address set
                                          forth in the records of the Company,

         or at such other address or addresses as may have been furnished by such either party in writing to the other party hereto. Any such notice, request, demand or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail by first-class certified mail, return receipt requested, postage prepaid, addressed as aforesaid, or (ii) if given by any other means, when delivered at the address specified in this subparagraph (b).

                 (c) TRANSFER OF RIGHTS UNDER THIS OPTION AGREEMENT. The Company may at any time transfer and assign its rights and delegate its obligations under this Option Agreement to any other person, corporation, firm or entity, including its officers, directors and stockholders, with or without consideration.

                 (d) NON-TRANSFERABILITY. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution.

                 (e) SUCCESSORS AND ASSIGNS. Except to the extent specifically limited by the terms and provisions of this Option Agreement, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

                 (f) GOVERNING LAW. This Option Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made in, and to be performed within, that State.

                 (g) ATTORNEYS' FEES. In the event that any action, suit or other proceeding is instituted upon any breach of this Option Agreement, the prevailing party shall be paid by the other party thereto an amount equal to all of the prevailing party's costs and expenses, including attorneys' fees incurred in each and every such action, suit or proceeding (including any and all appeals or petitions therefrom). As used in this Option Agreement, "attorneys' fees" shall mean the full and actual cost of any legal services actually performed in connection with the matter involved calculated on the basis of the usual fee charged by the attorney performing such services and shall not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

                 (h) MISCELLANEOUS. Titles and captions contained in this Option Agreement are inserted for convenience of reference only and do not constitute a part of this Option Agreement for any other purpose. Except as specifically provided herein, neither this Option Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.

               IN WITNESS WHEREOF, the parties hereto have entered into and executed this Option Agreement as of the date set forth below.



DATED:  as of May 12, 1997

                                            AAMES FINANCIAL CORPORATION

                                            By:  /s/ Cary H. Thompson
                                                 ------------------------------
                                                     Cary H. Thompson


                                                   Chief Executive Officer
                                            -----------------------------------

                                            OPTIONEE



                                            /s/ David A. Sklar
                                            -----------------------------------
                                            (Signature)





                                            David A. Sklar
                                            -----------------------------------
                                            (Please print your name exactly as
                                            you wish it to appear on any stock
                                            certificates issued to you upon
                                            exercise of the Option)

                                  Exhibit "A"

                               NOTICE OF EXERCISE

                (To be signed only upon exercise of the Option)

         TO:

         The undersigned, the holder of the enclosed Stock Option Agreement (Non-Statutory Stock Option), hereby irrevocably elects to exercise the purchase rights represented by the Option and to purchase thereunder ________________* shares of Common Stock of AAMES FINANCIAL CORPORATION (the "Company"), and herewith encloses payment of $ ____________ and/or ____________ shares of the Company's Common Stock in full payment of the purchase price of such shares being purchased.

         Dated: ___________, 199__.



                                            -----------------------------------
                                            (Signature must conform in all
                                            respects to name of holder as
                                            specified on the face of the
                                            Option)



                                            -----------------------------------
                                            (Please Print Name)



                                            -----------------------------------
                                            (Address)


         * Insert here the number of shares called for on the face of the Option (or, in the case of a partial exercise, the number of shares being exercised), in either case without making any adjustment for additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of the Option, may be deliverable upon exercise.